SUPPLEMENTARY AGREEMENT
                                       FOR
                            STOCK PURCHASE AGREEMENT


WHEREAS:

(1) Guilian li (ID:110103196312121002),  and Ziyang Zong (ID:132429197110271811)
(the "Purchaser") and Kiwa Bio-Tech Products Group Corporation (the "Company") entered into the Stock Purchase Agreement (the "Agreement") as of March 10, 2006, pursuant to which the Purchasers shall deliver to the Company 30% of total Purchase Price of RMB6,000,000 (approximately $750,000) in 10 days from the effective date of this Agreement, and the balance shall be paid to the Company in 20 days from the effective date of this Agreement, and immediately upon full payment, the Company shall deliver to the Purchasers certificates evidencing the Shares issued in the name of the Purchasers.

(2) The Agreement was amended by Supplementary Agreement for Stock Purchase Agreement dated April 13, 2006, pursuant to which the settlement date for the outstanding balance was extended to April 30, 2006, and

(3) As of May 12, 2006, the Purchasers actually delivered part of purchase price, amounted to $400,000 in total, and the balance is still outstanding, it is agreed to sign this supplementary agreement to confirm the term as follows:



The Purchasers agree to settle the balance of purchase price under the Agreement not later than May 31, 2006, and the Company agrees such amendment of payment term.

All other terms of the Agreement are enforceable for both of the Purchasers and the Company.



PURCHASERS:

BY: Guilian li and Ziyang Zong
    ---------------------------------
Title:



The Company:

BY: Wei Li
    ---------------------------------
Title: Chairman and CEO



May 12, 2006